AGREEMENT

This Agreement (the “Agreement”) is dated December 19, 2008 and is made by and between Vortex Resource Corp. (the “Company”) and ______________ (“Holder”).

WHEREAS, Graeton Holdings Limited (the “Assignor”) and the Company entered into registration rights agreement dated July 21, 2005, whereby the Company agreed to file a registration statement registering the 441,566 shares of the Company’s common stock issued in connection with the Navigator acquisition within 75 days of the closing of the transaction.

WHEREAS, the Company also agreed to have such registration statement declared effective within 150 days from the filing thereof.

WHEREAS, in the event that the Company failed to meet its obligations to register the shares, it was required to pay a penalty equal to 1% of the value of the shares per month.

WHEREAS, the Assignor provided a written waiver to the Company stating that the Assignor would not raise any claims in connection with the filing of registration statement through May 30, 2006, which was extended through May 30, 2007 without penalty.

WHEREAS, as June 30, 2008 (effective March 31, 2008), the Company was in default of said agreement and therefore made a provision for compensation for $150,000 to represent agreed final compensation (the “Penalty Payment”).

WHEREAS, Assignor assigned $_____ of the Penalty Payment (the “Conversion Amount”) to the Holder;

WHEREAS, due to current capital constraints and operational difficulties, the Company will be unable to pay the Conversion Amount;

WHEREAS, in lieu of payment on the Note, Holder has agreed to convert the Conversion Amount into ____________ shares of common stock (the “Shares”).

NOW, THEREFORE, in consideration of the mutual conditions and covenants contained in this Agreement, and for other good and valuable consideration, the sufficiency and receipt of which is hereby acknowledged, it is hereby stipulated, consented to and agreed by and between the Company and Affiliate as follows:

1.           The Company and Holder hereby agree to convert the Conversion Amount into the Shares.

2.           Holder warrants and represents that no other person or entity has any interest in the matters released herein, and that it has not assigned or transferred, or purported to assign or transfer, to any person or entity all or any portion of the Securities.

3.           Each party shall be responsible for their own attorneys’ fees and costs.

4.           Each party acknowledges and represents that: (a) they have read the Agreement; (b) they clearly understand the Agreement and each of its terms; (c) they fully and unconditionally consent to the terms of this Agreement; (d) they have had the benefit and advice of counsel of their own selection; (e) they have executed this Agreement, freely, with knowledge, and without influence or duress; (f) they have not relied upon any other representations, either written or oral, express or implied, made to them by any person; and (g) the consideration received by them has been actual and adequate.

5.           This Agreement contains the entire agreement and understanding concerning the subject matter hereof between the parties and supersedes and replaces all prior negotiations, proposed agreement and agreements, written or oral.  Each of the parties hereto acknowledges that neither any of the parties hereto, nor agents or counsel of any other party whomsoever, has made any promise, representation or warranty whatsoever, express or implied, not contained herein concerning the subject hereto, to induce it to execute this Agreement and acknowledges and warrants that it is not executing this Agreement in reliance on any promise, representation or warranty not contained herein.

6.           This Agreement may not be modified or amended in any manner except by an instrument in writing specifically stating that it is a supplement, modification or amendment to the Agreement and signed by each of the parties hereto.

7.           Should any provision of this Agreement be declared or be determined by any court or tribunal to be illegal or invalid, the validity of the remaining parts, terms or provisions shall not be affected thereby and said illegal or invalid part, term or provision shall be severed and deemed not to be part of this Agreement.

8.           The Parties agree that this Agreement is governed by the Laws of the State of California and that any and all disputes that may arise from the provisions of this Agreement shall be tried in the courts located in Los Angeles, California.  The Parties agree to waive their right to trial by jury for any dispute arising out of this Agreement.

9.           This Agreement may be executed in facsimile counterparts, each of which, when all parties have executed at least one such counterpart, shall be deemed an original, with the same force and effect as if all signatures were appended to one instrument, but all of which together shall constitute one and the same Agreement.

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IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first indicated above.

VORTEX RESOURCE CORP.

______________________________
Name:  Robin Ann Gorelick
Title:    Secretary

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By:___________________________
Name:
Title: